Exhibit 21
Kadant Inc.
Subsidiaries of the Registrant

At February 14, 2025, the Registrant owned the following subsidiaries:

Name	State or Jurisdiction of Incorporation	Percent of Ownership
Kadant Black Clawson LLC	Delaware	100
Kadant Japan K.K.	Japan	100
Sundance Partners LLC	Delaware	100
Verus Lebanon, LLC	Delaware	100
Arcline Products LLC	New York	100
Kadant Fibergen Inc.	Delaware	100
Kadant GranTek Inc.	Delaware	100
Kadant Composites LLC	Delaware	100
Cogent Industrial Technologies Ltd.	Canada	100
Fiberprep Inc. (31.05% owned by Kadant Lamort SAS and 68.95% owned by Kadant Inc.)	Delaware	100
Kadant Cayman Ltd.	Cayman Islands	100
Kadant PAAL LLC	Delaware	100
Kadant Northern U.S. LLC	Delaware	100
Nicholson Manufacturing Company LLC	Delaware	100
VK North America LLC	Delaware	100
Kadant Syntron Holdings, LLC	Delaware	100
Syntron Material Handling Group, LLC	Delaware	100
Syntron Material Handling Holdings, LLC	Delaware	100
Syntron Material Handling Intermediate Holdings, LLC	Delaware	100
Syntron Material Handling, LLC	Delaware	100
Syntron Material Handling Holdings Limited	Hong Kong	100
Syntron Material Handling (Changshu) Co., Ltd.	China	100
Syntron Material Handling (Changshu) Trading Co., Ltd.	China	100
Kadant Johnson LLC	Delaware	100
Kadant Australia Pty Ltd	Australia	100
Kadant Johnson Australia Pty Limited	Australia	100
Kadant Johnson Corporation Asia Pacific Pty Ltd	Australia	100
Kadant Johnson China-TZ Holding Inc.	Michigan	100
Tengzhou Feixuan Rotary Joints Manufacturing Co., Ltd.	China	100
Kadant Johnson Latin America Holding Inc.	Michigan	100
Kadant South America Ltda. (99.9% owned by Kadant Johnson Latin America Holding Inc. and 0.1% owned by Kadant Johnson LLC)	Brazil	100
Kadant Johnson Holdings Inc.	Michigan	100
Kadant Unaflex LLC	Delaware	100
The Johnson Corporation de Mexico S.A. de C.V.	Mexico	100
East Chicago Machine Tool Corporation	Indiana	100
Key Knife, Inc.	Oregon	100
Key Knife Chile Limitada	Chile	100
Key Knife US Investments LLC	Oregon	100
Lindsay Forest Products Inc.	Washington	45

Name	State or Jurisdiction of Incorporation	Percent of Ownership
Kadant International Holdings LLC	Delaware	100
Kadant Asia Holdings Inc.	Mauritius	100
Kadant Fiberline (China) Co., Ltd.	China	100
Kadant US Foreign Holdings, LLC	Delaware	100
Kadant Finland International Holdings US, LLC	Delaware	100
Kadant Finland International Holdings Oy	Finland	100
Kadant Finland Holdings US, LLC	Delaware	100
Kadant Finland Holdings Oy	Finland	100
Kadant Northern UK Co. Ltd.	United Kingdom	100
Valon Kone Oy	Finland	100
Valon Kone AB	Sweden	100
Kadant Sweden International Holdings AB	Sweden	100
Kadant Sweden Holdings US, LLC	Delaware	100
Kadant Sweden Holdings AB	Sweden	100
Kadant Nordic AB	Sweden	100
FrontWay AB	Sweden	100
Kadant Noss AB	Sweden	100
Kadant Luxembourg Holdings S.à r.l.	Luxembourg	100
Kadant Luxembourg S.à r.l.	Luxembourg	100
Kadant Johnson Europe B.V.	Netherlands	100
Kadant Canada Corp.	Canada	100
Key Knife Canadian Investments Inc.	Canada	100
Haskins Industrial Inc.	Canada	100
Lindsay Forest Products Ltd.	Canada	100
Nicholson Manufacturing Ltd.	Canada	100
Kadant Cyprus (Canada) Limited	Cyprus	100
Kadant UK Holdings Limited	United Kingdom	100
Fibertek U.K. Limited	United Kingdom	100
Kadant U.K. Limited	United Kingdom	100
D.S.T. Pattern and Engineering Company Limited	United Kingdom	100
Vickerys Limited	United Kingdom	100
Winterburn Limited	United Kingdom	100
Kadant Mexico, S.A. de C.V. (0.002% owned by Kadant Johnson Europe B.V. and 99.998% owned by Kadant UK Holdings Limited)	Mexico	100
Johnson-Fluiten Srl	Italy	50
Johnson Corporation (JoCo) Limited	United Kingdom	100
Kadant Johnson (Wuxi) Technology Co. Ltd.	China	100
Clouth (Jiangshu) Advanced Material Co. Ltd.	China	100
Kadant Johnson Systems International Limited	United Kingdom	100
Kadant Lamort SAS	France	100
Kadant BC- Lamort UK Limited	United Kingdom	100
Kadant Lamort SL	Spain	100
Kadant Lamort S.r.l.	Italy	100
VN Services NV (99.95% owned by Kadant Johnson Europe B.V. and 0.05% owned by Nicholson Manufacturing Company LLC)	Belgium	100

Name	State or Jurisdiction of Incorporation	Percent of Ownership
Joh. Clouth GmbH	Germany	100
Alcaidesa AG	Switzerland	100
Joh. Clouth Composite Technology Spolka z. o. o. (40% owned by Joh. Clouth GmbH and 60% owned by Alcaidesa AG)	Poland	100
Clouth Sprenger GmbH	Germany	100
Clouth Sprenger, LLC	Ohio	100
Joh. Clouth Technical Service GmbH	Germany	100
Joh. Clouth PaperTec GmbH	Germany	100
Joh. Clouth Services Ltd.	Canada	100
Kadant Johnson Deutschland GmbH	Germany	100
Kadant PAAL Holding GmbH	Germany	100
MAC-Service GmbH	Germany	100
Kadant PAAL Limited	United Kingdom	100
J&H Rentals Limited	United Kingdom	100
Kadant PAAL SAS	France	100
Kadant PAAL GmbH	Germany	100
Kadant PAAL S.A.	Spain	100
Kadant India Private Limited (84.93% owned by Kadant Johnson Europe B.V. and 15.07% owned by Kadant Lamort SAS)	India	100
Kadant Flow Control Italy S.r.l.	Italy	100
KWS Manufacturing Company, LLC	Texas	100
Clouth Americas LLC	Delaware	100
Dynamic Sealing Technologies LLC	Minnesota	100
DSTI LLC	Minnesota	100
Kadant Australia International Holdings Pty Ltd	Australia	100
Kadant Australia Holdings Pty Ltd	Australia	100
Vayeron International Pty Ltd	Australia	100
Vayeron (Projects) Pty Ltd	Australia	100
Vayeron Technologies Pty Ltd	Australia	100
Vayeron Pty Ltd	Australia	100
Vayeron Latin America SpA	Chile	100